                                                                    EXHIBIT 10.1

        AGREEMENT dated this 31st day of July, 2002 between Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company") with offices at 45 Adams Avenue, Hauppauge, NY and Gregory L. Weaver (the "Executive").

                              W I T N E S S E T H :

        WHEREAS, the Company and the Executive wish to enter into a Change-In-Control Severance Agreement on the following terms and conditions:

        (1) In the event Executive's employment with the Company is terminated within one year following the occurrence of a Change of Control (other than as a consequence of death or disability) either (x) by the Company for any reason other than for Cause, or (y) by Executive for Good Reason, then Executive shall be entitled to receive the following:

        (i) Base Salary: Executive's annual base salary as in effect at the date of termination shall be paid on the date of termination;

        (ii) Target Incentive Compensation: The amount of the Executive's target incentive compensation under the applicable Executive Bonus Plan for the fiscal year in which the date of termination occurs shall be paid on the date of termination; and

        (iii) Other Benefits: Notwithstanding the vesting period provided for in the Company's Stock Option Plan and any related stock option agreements between the Company and the Executive for stock options ("options") granted Executive by the Company all of such options shall be fully vested and exercisable upon a Change of Control and termination of employment.

        (a) For purposes of this Agreement, the term "Good Reason" shall mean a termination of employment as a result of a substantial diminution in the Executive's responsibilities, or base salary below $235,000 or a demotion in title or status.

        (b) For purposes of this Agreement, the term "Cause" shall mean (i) the Executive's willful, repeated or neglectful failure to perform his duties or to comply with any reasonable or proper direction given by or on behalf of the Company's Board of Directors following ten (10) days written notice to such effect; (ii) the Executive being guilty of serious misconduct on the Company's premises or elsewhere, whether during the performance of his duties or not, which may cause damage to the reputation of the Company or render it difficult for the Executive to satisfactorily continue to perform his duties; (iii) the Executive being found guilty in a criminal court of any offense of a nature likely to affect the reputation of the Company or to prejudice its interests if the Executive were to continue to be employed by the Company; (iv) the Executive's commission of any act of fraud, theft or dishonesty, or any intentional tort against the Company; or (v) the Executive's violation of any of the material terms, covenants, representations or warranties contained in any Agreement between the Executive and the Company.

        (c) For purposes of this Agreement, the term "Change of Control" shall mean:

        (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any successor provision) (any of the foregoing described in this Paragraph 18.b.i hereafter a "Person") of 50% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the" Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 50% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

        (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

        (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination; or

        (iv) (a) a complete liquidation or dissolution of the Company or (b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

        2. Entire Agreement; Waiver. This Agreement contains the entire understanding of the parties and may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

        3. Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business or properties. The Executive's rights hereunder are personal to and shall not be transferable or assignable by the Executive.

        4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        5. Governing Law; Arbitration. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of the State of New York applicable to contracts executed and to be wholly performed within such state. Any dispute or controversy arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereover. The arbitration shall be held in Seattle, Washington or in such other place as the parties hereto may agree.

        6. Severability. The parties agree that if any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        7. Counterparts. This Agreement maybe executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

   IN WITNESS WHEREOF, NASTECH PHARMACEUTICAL COMPANY INC. has caused this instrument to be signed by a duly authorized officer and the Executive has hereunto set his hand the day and year first above written.

NASTECH PHARMACEUTICAL COMPANY INC.

By: /s/ Steven C. Quay, M.D., Ph.D.
    -------------------------------


    /s/ Gregory L. Weaver
    -----------------------
    GREGORY L. WEAVER